Exhibit 13 under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K


                       FEDERATED ADMINISTRATIVE SERVICES
                           Federated Investors Tower
                      Pittsburgh, Pennsylvania 15222-3779
                                 (412) 288-1900

                               December 27, 1995



Marketvest Funds
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779

Gentlemen:

Federated Administrative Services agrees to purchase 10,000 shares of Marketvest Pennsylvania Intermediate Municipal Bond Fund (a portfolio of the Marketvest Funds) at the cost of $10.00 each. These shares are purchased for investment purposes and Federated Administrative Services has no present intention of redeeming these shares.

                                   Very truly yours,


                                   /s/ S. Elliott Cohan
                                   S. Elliott Cohan
                                   Senior Vice President and
                                   Assistant Secretary,
                                   Federated Administrative Services